UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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CASEY'S GENERAL STORES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 4, 2017
To Our Shareholders:
I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”) to be held at 9:00 a.m., Central Time, on September 15, 2017, at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”).
The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting, we also will report on our results this past year and our first quarter results for the fiscal year ending April 30, 2018, and you will have an opportunity to ask questions.
We hope all of our shareholders will be able to attend the Annual Meeting. It is important that you be represented, whether or not you plan to attend the Annual Meeting personally. If you request a paper copy of the proxy materials, please promptly complete, sign, date and return the proxy card in the postage-paid envelope provided to ensure that your vote will be received and counted. Alternatively, you may vote your proxy card by telephone or through the Internet as described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”
On behalf of the Board of Directors and Casey’s management, thank you for your support, and we look forward to seeing you at the meeting.
Sincerely,

Terry W. Handley
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 15, 2017
To the Shareholders of Casey’s General Stores, Inc.:
The annual meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation (“Casey’s”), will be held at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa, on September 15, 2017, at 9:00 a.m., Central Time (the “Annual Meeting”), for the following purposes:

1.	To elect three Class I directors for terms expiring in 2020;

2.	To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2018;

3.	To hold an advisory vote on our named executive officer compensation;

4.	To hold an advisory vote on the frequency of future advisory votes concerning our named executive officer compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
The above matters are described in the Proxy Statement accompanying this Notice. You are urged to read the Proxy Statement carefully, and to vote by using one of the following methods, whether or not you plan to attend the Annual Meeting: (a) vote by telephone, (b) vote via the Internet, or (c) request a paper copy of the 2017 proxy materials by following the instructions on the notice mailed to you on or about August 4, 2017 entitled "Important Notice Regarding the Availability of Proxy Materials" (referred to herein as the "Notice of Internet Availability of Proxy Materials") and promptly return your completed, signed and dated proxy card in the postage paid envelope provided. Voting instructions are described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”
Only shareholders of record of Casey’s Common Stock at the close of business on July 24, 2017 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Julia L. Jackowski
Senior Vice President—Corporate General Counsel and Secretary
August 4, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on September 15, 2017
The Proxy Statement and Annual Report to Shareholders are available at
www.envisionreports.com/CASY

ABOUT THE ANNUAL MEETING
General
The annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”, the “Company”, “we”, “our” or “us”) will be held at 9:00 a.m., Central Time, on September 15, 2017, at Casey’s Corporate Headquarters, One SE Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”). The mailing address of the Company’s principal executive offices is P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. This Proxy Statement and the proxy card are first being provided and/or made available on or about August 4, 2017 to each holder of record of common stock, no par value per share (“Common Stock”), of Casey’s at the close of business on July 24, 2017 (the “Record Date”). On the Record Date, there were 38,237,933 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on all matters.
Casey’s Board of Directors (the “Board of Directors” or “Board”), through the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting and any adjournments or postponements thereof. At the Annual Meeting, shareholders will vote on the election of three directors, the ratification of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2018, an advisory vote concerning our named executive officer compensation, an advisory vote on the frequency of future advisory votes concerning our named executive officer compensation, and such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board of Directors is not aware at this date of any matter proposed to be presented at the Annual Meeting other than those described in this Proxy Statement. The persons named on the proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.
Securities Entitled to Vote
The only securities eligible to be voted at the Annual Meeting are shares of Common Stock. Only holders of Common Stock at the close of business on the Record Date (July 24, 2017) are entitled to vote. Each share of Common Stock represents one vote, and all shares vote together as a single class. There were 38,237,933 shares of Common Stock issued and outstanding on the Record Date.
Quorum; Vote Required
The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares of Common Stock held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”) and votes withheld are included in determining whether a quorum is present. Broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner (“broker non-votes”) are included in determining whether a quorum is present.
In the election for directors, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected under Iowa corporate law, a director-nominee must receive a plurality of the votes cast at the meeting (meaning that the three directors who receive the highest number of shares voted "for" their election are elected). Our Corporate Governance Guidelines (described on page 8 of this Proxy Statement) provide that in an uncontested election, any director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) is expected to tender his or her resignation as a director. All of the current Directors have tendered irrevocable resignations to the Company that will be effective upon the director receiving a Majority Withheld Vote and Board acceptance of such resignation. Only votes cast FOR a nominee or WITHHELD from voting will be counted. Abstentions and broker non-votes will not be counted as votes cast for such purpose and therefore will have no effect on the results of the election. Further information about our "plurality-plus" voting policy is included on page 8 under the heading “Governance of the Company—Key Corporate Governance Principles—Mandatory Resignation Policy.”
To be approved, the proposal to ratify the selection of the independent auditors must receive a majority of the votes cast at the Annual Meeting (meaning the number of shares voted "for" the proposal must exceed the number of shares voted "against" such proposal). Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.
To be approved, the advisory non-binding resolution on our named executive officer compensation must receive a majority of the votes cast at the Annual Meeting (meaning the number of shares voted "for" the proposal must exceed the number of shares voted "against" such proposal). Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.
For the advisory, non-binding vote on the frequency of future advisory votes concerning our named executive officer compensation, the alternative that receives the highest number of shares voted in favor of that alternative will be deemed to be the preferred frequency of the shareholders for future advisory votes on our named executive officer compensation. Abstentions will not be counted as votes cast for such purpose, and therefore will have no effect on the results of the vote.
How To Vote; Submitting Your Proxy; Revoking Your Proxy
Your vote is very important to the Company. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.
You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The proxy card designates Robert J. Myers and Terry W. Handley to vote your shares in accordance with the voting instructions you indicate on your proxy card.
If you submit your executed proxy card designating Messrs. Myers and Handley as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Directors’ recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his discretion and judgment. The Board of Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.
We urge you to vote by doing one of the following:

•
Vote by Mail: You can vote your shares by mail by requesting a paper copy of the 2017 proxy materials by following the instructions on the Notice of Internet Availability of Proxy Materials and promptly returning your completed, signed and dated proxy card in the postage paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, please mail your proxy card in sufficient time for it to be received by the morning of September 15, 2017.

•
Vote by Telephone: You can also vote your shares by calling the number (toll-free) indicated on your proxy card at any time on a touch-tone telephone and following the recorded instructions. If you submit your proxy by telephone, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 14, 2017. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

•
Vote by Internet: You can vote your shares via the Internet by going to the website address for Internet voting indicated on your proxy card and following the steps outlined on the secure website. If you submit your proxy via the Internet, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 14, 2017. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet.

If you hold shares through the Company’s 401(k) Plan (the “401K Plan”), such shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, which is administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares (even if you personally attend the meeting). You can direct the voting of the shares allocated to your accounts on the Internet, by telephone or by mail, but cannot direct the voting of your 401K Plan shares in person at the meeting. If voting instructions for shares in the 401K Plan are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the 401K Plan. To allow sufficient time for the Trustee to tabulate the vote of the 401K Plan shares, participant instructions must be received before 11:59 p.m., Eastern Time, on September 13, 2017.
If you have previously submitted a proxy card, you may change any vote you may have cast by following the instructions on the proxy card to vote by telephone or via the Internet, or by completing, signing, dating and returning a new proxy card, or by attending the Annual Meeting and voting your shares in person. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.
Your proxy is revocable. If you are a shareholder of record, after you have submitted your proxy card, you may revoke it by mail before the Annual Meeting by sending a written notice to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions. Please mail any new proxy card in sufficient time for it to be received by the morning of September 15, 2017. If you are a shareholder of record and you voted your proxy card by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m., Eastern Time, on September 14, 2017. You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.
Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), then your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as broker non-votes). The election of directors will be a “non-discretionary” item for any Nominee holding shares on your behalf. In addition, the two advisory votes on our named executive officer compensation and the frequency of such advisory votes in the future will be “non-discretionary” items. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares in the election of directors or on the two advisory proposals. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to the ratification of the selection of the independent auditors (which is a “discretionary” item), your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on the ratification of the selection of the independent auditors, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. Please contact your Nominee for the deadlines for submission of your vote. Your proxy is revocable. Please contact your Nominee for instructions on how to change or revoke your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
To obtain directions to the Annual Meeting, call (515) 965-6106, or visit our website at www.caseys.com/about-us/news. Information on how to vote in person is available by contacting Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, at (515) 965-6579, or by writing to us at:
Casey’s General Stores, Inc.
Corporate Secretary
P.O. Box 3001
One SE Convenience Blvd.
Ankeny, Iowa 50021-8045
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders for the year ended April 30, 2017, are available at www.envisionreports.com/CASY.
The Company also makes available, free of charge through its website (www.caseys.com - under the "Casey's Corporate" heading at the bottom of the home page), this Proxy Statement, the Annual Report to Shareholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC.

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
The Board of Directors currently consists of nine persons. Under the Restated and Amended Articles of Incorporation, as amended (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships. The person filling such vacancy or newly-created directorship would serve out the remainder of the term of the vacated directorship or, in the case of a new directorship, the term designated for the particular director.
In accordance with amendments to the Iowa Business Corporation Act (the “Act”) enacted in 2011, the Company's board of directors consists of three classes of directors with staggered terms referred to as “Class I directors”, “Class II directors”, and “Class III directors.” The Class II directors were elected at the 2015 annual meeting of shareholders (other than Cara K. Heiden, who was elected by the Board on July 19, 2017 to fill the vacancy created by the death of Richard Wilkey on April 22, 2017), and their terms as Class II directors continue until the 2018 annual meeting of shareholders, and until their successors are elected. The Class III directors were elected at the 2016 annual meeting of shareholders, and their terms as Class III directors continue until the 2019 annual meeting of shareholders, and until their successors are elected. The Class I directors were elected at the 2014 annual meeting of shareholders, and their terms as Class I directors continue until the Annual Meeting, and until their successors are elected. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years following such meeting, and until their successors are elected. Under the Act, a director elected to fill a vacancy in a class of directors (such as Ms. Heiden) holds the office for the unexpired term of that class of directors, and first stands for election by the shareholders with the other directors of that class at the annual meeting when their terms expire.
Information Concerning the Board’s Nominees
The three individuals named below have been designated as the Board’s nominees for election to the Board of Directors as Class I directors at the Annual Meeting. All of the Board’s nominees, Mr. Myers, Ms. Bridgewater, and Ms. Renda, are currently Class I directors of the Company and have been previously elected by the shareholders as directors of the Company.
The Board believes that all of the director-nominees and incumbent directors have demonstrated outstanding achievement in their professional careers, possess personal and professional integrity and independent judgment, and have the necessary skills and qualifications to provide effective oversight and strategic guidance.
Additional information regarding each of the Board’s nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the Board’s nominees as of the Record Date is set forth on page 17. Except as may be otherwise expressly stated, all of the Board’s nominees for election to the Board of Directors have served in the capacities indicated for more than five years.
It is intended that all proxies, unless contrary instructions are given thereon, will be voted FOR the election of the three persons designated by the Board of Directors as nominees. In the event of death or disqualification of any of the Board’s nominees, or the refusal or inability of any of the Board’s nominees to serve as a Class I director, the proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

Nominees for Election as Class I Directors—Terms to Expire in 2020
Robert J. Myers, 70, retired Chief Executive Officer of the Company and current Chairman of the Board. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, when he assumed the position of Chief Operating Officer. He was elected to the position of President and Chief Executive Officer in June 2006 and served in both capacities until June 2014, when Terry W. Handley was elected as President of the Company. Mr. Myers continued to serve as Chief Executive Officer until retiring on April 30, 2016, when Mr. Handley was elected to serve as both President and Chief Executive Officer. Mr. Myers has been a director of the Company since 2006. Mr. Myers brings to the Board extensive experience and knowledge regarding the convenience store industry, and a complete understanding of the Company’s business, its vision and strategy.
Diane C. Bridgewater, 54, Executive Vice-President, Chief Financial and Administrative Officer of LCS, a national leader in the planning, development and management of senior living communities and provider of senior living services. Prior to beginning her employment with LCS, in October 2006, Ms. Bridgewater was employed by Pioneer Hi-Bred International, Inc., a subsidiary of E.I. du Pont de Nemours & Company, for 18 years, in roles including Vice President and Chief Financial Officer and Vice President and Business Director, North America Operations. Ms. Bridgewater has been a director of the Company since 2007. Ms. Bridgewater brings a thorough knowledge and understanding of generally accepted accounting principles and auditing standards to the Board, and as an active chief financial officer, important insights as to corporate “best practices” and policies.
Larree M. Renda, 59, retired Executive Vice President of Safeway, Inc. Ms. Renda was employed by Safeway, Inc. since 1974 and served as an Executive Vice President from 1999 until retiring in January 2015. Her responsibilities included retail strategy, labor relations, public affairs, communications, government relations, health initiatives, human resources, corporate social responsibility and sustainability, philanthropy, industrial engineering, IT and real estate. Ms. Renda has served on the Board of Directors of International Speedway Corporation since 2015. She also served on the Board of Directors of Household International, Inc. from 2001 until its merger in 2003 with HSBC Finance Corporation, and thereafter served until April 2014 on the Board of Directors of HSBC Finance Corporation and HSBC North American Holdings Inc. Ms. Renda has been a director of the Company since 2014. Ms. Renda’s extensive management and public company leadership experience in the retail grocery industry allows her to provide important insight and guidance to the Board of Directors on a wide range of operational and strategic issues.
Directors Continuing in Office as Class III Directors—Terms to Expire in 2019
Johnny Danos, 77, Director of Strategic Development for LWBJ, LLC, a public accounting and consulting firm located in West Des Moines, Iowa. From 1995 until 2008, Mr. Danos served as President of the Community Foundation of Greater Des Moines, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. He has been a director of the Company since 2004. Mr. Danos brings extensive financial and accounting experience to the Board, as well as broad community perspective and executive leadership skills from his experience with the Greater Des Moines Community Foundation.
Jeffrey M. Lamberti, 54, President and Managing Shareholder with the Ankeny, Iowa law firm of Lamberti, Gocke, & Luetje, P.C. Mr. Lamberti served as an Iowa State Representative from 1995 to 1998, as an Iowa State Senator from 1999 to 2006 and as President of the Iowa Senate from 2004 to 2006. Mr. Lamberti has been a commissioner with the Iowa Racing and Gaming Commission since 2012, and served as the chair of the Commission from 2013 to 2016 (the Commission has regulatory jurisdiction over Iowa's twenty state licensed casinos and racetracks).

Mr. Lamberti also is a member of Penta Partners, LLC, a commercial real estate investor. Mr. Lamberti is the son of Donald F. Lamberti, a founder of the Company, and has been a director of the Company since 2008. With his legal and business background and his experience in the Iowa General Assembly, Mr. Lamberti is able to provide important public policy, governance and legal perspective to the Board, as well as valuable operational and strategic expertise.
H. Lynn Horak, 71, past Regional Chairman with Wells Fargo Regional Banking. Mr. Horak held many positions with Wells Fargo Bank beginning in 1972, including Executive Vice President and Chief Financial Officer from 1981 to 1986, President and Chief Operating Officer from 1986 to 1991, and Chief Executive Officer and Chairman of the Board of Regional Banking for Iowa, Nebraska and Illinois from 1991 until November 2007. Mr. Horak continues to serve on the Wells Fargo Advisory Board for the Midwest Region and also serves on the board of directors of three other private companies. He has been a director of the Company since 2009. Mr. Horak brings a wealth of knowledge and experience from his career with Wells Fargo, including significant executive leadership experience and a critical understanding of credit markets, consumer behavior and retail analysis.
Directors Continuing in Office as Class II Directors—Terms to Expire in 2018
William C. Kimball, 69, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies, and currently a partner in Kimball-Porter Investments, LLC, an Iowa-based investment company. Mr. Kimball also served as a member of the Board of Directors of Principal Mutual Funds until December 31, 2015. Mr. Kimball has been a director of the Company since 2004, and currently serves as the Lead Director of the Board (described on page 8). Mr. Kimball’s qualifications include his demonstrated leadership and knowledge of operational and financial issues facing a large retail corporation gained from his experience as CEO of Medicap Pharmacy, and his understanding of retail markets and growth companies.
Terry W. Handley, 57, President and Chief Executive Officer of the Company. Mr. Handley has been associated with the Company since 1981. He served as Senior Vice President of Store Operations from 2003 to June 2006, when he assumed the position of Chief Operating Officer. He was Chief Operating Officer until June 2014, when he was elected to the position of President and Chief Operating Officer. Mr. Handley has been a director of the Company since 2015 and succeeded Robert J. Myers as Chief Executive Officer of the Company following Mr. Myers retirement on April 30, 2016. Mr. Handley's extensive knowledge of the Company, gained through years of service in critical executive positions within the Company, enables him to provide important insights to the Board regarding the Company's operations, including marketing and product development, store operations, management and strategic planning.
Cara K. Heiden, 61, retired Co-President, Wells Fargo Home Mortgage ("WFHM"), a Wells Fargo company and leading provider of residential mortgages throughout the United States. Ms. Heiden began her career with Norwest Bank Iowa/Wells Fargo in 1981 and she subsequently held a number of executive leadership positions in Wells Fargo companies as her career progressed, including vice president and chief financial officer of WFHM and head of National Consumer Lending for WFHM. She became Co-President of WFHM in 2004 and served in that position until her retirement in 2011. Ms. Heiden serves on the board of directors of two private companies. Ms. Heiden was elected to the Board of Directors as a Class II director on July 19, 2017 to fill the vacancy created by the death of Richard Wilkey. Her extensive experience and leadership in the financial services industry, including her financial, strategy, marketing, operational, and consumer policy expertise, will provide the Board with valuable insight in those key areas.

GOVERNANCE OF THE COMPANY
Corporate Governance Guidelines
The business and affairs of the Company are overseen by the Board of Directors pursuant to the Iowa Business Corporation Act and the Bylaws. The Board is committed to maintaining high standards of corporate governance. To help ensure that it meets this commitment, the Board has approved Corporate Governance Guidelines (the “Guidelines”) to address key governance practices and identify the framework for the operations of the Board and its committees. The Nominating and Corporate Governance Committee of the Board continues to monitor developments in corporate governance practices, and periodically expects to recommend to the Board any appropriate changes to the Guidelines. A copy of the current Guidelines is posted on the Company’s website (www.caseys.com) under the “Casey’s Corporate” heading at the bottom of the home page.
Key Corporate Governance Provisions
Independence. Seven of the nine individuals currently serving on the Board of Directors are considered independent under the Nasdaq Listings Standards. As set forth on page 11, the Board reviews all relationships and material transactions between the Company and members of the Board to determine whether they would interfere with the director’s independent judgment in carrying out the responsibilities of a director.
Chairman; Lead Director. Under the Bylaws, the Board elects one of its members to serve as Chairman of the Board, and has elected Mr. Myers, our retired Chief Executive Officer, to serve in that capacity. Based on his extensive experience and knowledge of the Company’s competitive challenges and opportunities, the Board has determined at the present time that Mr. Myers is best qualified to serve in the role of Chairman of the Board. At the same time, in order to maintain an appropriate level of independent checks and balances, the Board also has elected a Lead Director, Mr. Kimball, to provide independent leadership in coordination with the Chairman. As described in the Guidelines, the Lead Director generally will:

•	Chair any meeting of the Board if the Chairman is not present;

•	Chair executive sessions of the independent directors;

•	Establish agendas for the executive sessions;

•	Act as liaison with the Chairman in consultation with the other independent directors;

•	Review and discuss proposed Board meeting agendas with the Chairman; and

•	Call meetings of the independent directors, as appropriate.
The Board believes that the current leadership structure is the right corporate governance structure for the Company at this time, because it most effectively utilizes Mr. Myers’ experience and knowledge concerning the Company and because the Guidelines provide for an independent Lead Director (Mr. Kimball) and the full involvement of the independent members of the Board in the Board’s regular operations and decision making.
Board Tenure. The Guidelines recognize that Board composition and refreshment contribute to effective deliberation, engagement and oversight. The Board strives to maintain an appropriate balance of diversity, skills and experience, with average director tenure not more than 12 years. Currently, with the recent election of Ms. Heiden, average director tenure is 7.6 years.
Mandatory Resignation Policy. In March 2014, the Board amended the Guidelines to include a provision providing that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (referred to in the Guidelines as a “Majority Withheld Vote”) is expected to tender his or her resignation as a director. The Board shall nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon (i) the director receiving a Majority Withheld Vote at the next annual meeting at which he or she stands for election or re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.
If an incumbent director receives a Majority Withheld Vote, the Nominating and Corporate Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reasons for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
Executive Sessions. During the 2017 fiscal year, the Board held two executive sessions in which only the independent directors were present. As provided in the Guidelines, these meetings were chaired by Mr. Kimball, as the Lead Director. At least two executive sessions are held each year in conjunction with regularly scheduled meetings of the Board.
No Hedging or Pledging of Company Stock. In June 2014, the Board amended the Company’s stock trading policy to prohibit the “hedging” of Company stock and other short-term or speculative transactions by directors and officers. The revised policy also generally prohibits the pledging of Company stock by directors and officers or holding Company stock in a margin account, unless approved in advance by the compliance officer designated under the policy.
Stock Ownership. The Guidelines provide that directors should acquire at least 5,000 shares of Common Stock within three years of joining the Board, and should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount. For this purpose, unvested restricted stock unit awards are included in determining the number of shares held, but shares subject to stock options are not.
The Board also has approved stock ownership requirements for the Chief Executive Officer, executive officers and other Company officers, under which they are required to acquire and maintain direct ownership of shares equal to a multiple of their base salary, as follows:

Position	Value of Shares
CEO	4x base salary
Senior Vice Presidents	3x base salary
Vice Presidents	2x base salary
For this purpose, unvested restricted stock unit awards may be counted towards the share ownership requirement, but stock options may not be included. Vested shares held in the 401K Plan may be counted toward the ownership requirement. An officer’s stock ownership requirement is measured as of the last business day of each fiscal year, taking into account the fair market value of shares of Common Stock and the officer’s base salary as of that date. Officers are required to achieve the applicable ownership requirement within five years of either May 1, 2013 or the date of their promotion to the position that is subject to the ownership requirement, whichever comes later.

Limits on Board Service. Members of the Board may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment must be disclosed and acceptable to the Board.
Recapture of Incentive Payments. The Board has adopted a policy that enables the Company to seek reimbursement of any annual incentive payment or equity award made to an executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of a substantial or material restatement of the Company’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), (ii) the Board of Directors determines that the executive officer engaged in intentional misconduct that caused or substantially caused the need for the restatement, and (iii) a lower payment would have been made to the executive officer based on the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive officer the amount by which the incentive payments for the relative period exceeded the lower payment that would have been made based on the restated financial results.

THE BOARD OF DIRECTORS AND ITS COMMITTEES
Members of the Board are kept informed of the Company’s business through discussions with the Chief Executive Officer, by reviewing materials provided to them, and by participating in Board and committee meetings. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business.
Directors are expected to attend all Board meetings and meetings of the committees on which they serve and each annual shareholders meeting. The Board of Directors held six meetings during the fiscal year ended April 30, 2017 (the “2017 fiscal year”). Each incumbent director attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the director served, and all of the incumbent members of the Board of Directors attended last year’s annual meeting of shareholders, except Ms. Heiden.
Director Independence
In making independence determinations, the Board of Directors observes the criteria for independence set forth in the Nasdaq Listing Standards. Consistent with these criteria, the Board considers all relationships and material transactions between the Company and the director-nominees (and any affiliated companies), and has affirmatively determined that Ms. Bridgewater, Mr. Danos, Mr. Horak, Mr. Kimball, Mr. Lamberti, Ms. Renda and Ms. Heiden are independent within the meaning of the Nasdaq Listing Standards. As such, a substantial majority of the Board of Directors is considered “independent” as so defined.
In reaching this conclusion, the Board considered that Mr. Lamberti’s father, Donald F. Lamberti, was a co-founder of the Company and that he receives payments from the Company under the Non-Qualified Supplemental Executive Retirement Plan (which the Board determined to be non-discretionary retirement compensation), and concluded that such interests were not material or would not interfere with the exercise of Mr. Lamberti’s independent judgment in carrying out his responsibilities as a director. The Board also considered that both Mr. Horak and Ms. Heiden held executive leadership positions within the Wells Fargo organization during their careers, and concluded that each of them bring distinct and valuable skills to the Board, and that their prior employment experiences would not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.
Board Committees
The Bylaws establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.
Executive Committee
The Executive Committee presently consists of Mr. Myers (Chair), Mr. Handley, Mr. Kimball and Mr. Lamberti. The Executive Committee is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Executive Committee met twice during the 2017 fiscal year, and acted once by unanimous consent.
Audit Committee
The Audit Committee presently consists of Ms. Bridgewater (Chair), Mr. Danos, Mr. Horak and Ms. Renda, all of whom are “independent” under the criteria established by the SEC and the Nasdaq Listing Standards. The Board of Directors has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as that is defined under Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (available on the Company’s website—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.
The Audit Committee meets regularly (typically five times) each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Audit Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Audit Committee met six times during the 2017 fiscal year. The report of the Audit Committee is included herein on page 41.
Compensation Committee
The Compensation Committee presently consists of Mr. Horak (Chair), Mr. Kimball, and Ms. Renda, all of whom are “independent” under the Nasdaq Listing Standards. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. The Compensation Committee’s determination (and its deliberations) of the Chief Executive Officer’s compensation are done in executive session, without the presence of management, including the Chief Executive Officer. The Chief Executive Officer may make recommendations regarding the compensation of executive officers and participate in such deliberations but shall not vote to approve or recommend any form of compensation for such executive officers. The Compensation Committee also administers the 2009 Stock Incentive Plan, which was approved by the shareholders at the 2009 annual meeting of shareholders, and authorizes awards of stock options, restricted stock units and restricted stock to the executive officers and other key employees under that Plan. From time to time, the Compensation Committee also makes recommendations to the Board regarding the compensation of directors.
As set forth in its written Charter (available on the Company’s website—www.caseys.com), the Compensation Committee has authority to retain and terminate executive compensation consulting firms to advise the Compensation Committee and, from time to time, retains compensation consultants to assist with the Compensation Committee’s review and development of its compensation recommendations. The Compensation Committee met five times and acted once by unanimous consent during the 2017 fiscal year. The report of the Compensation Committee is included herein on page 26.
No member of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee presently consists of Mr. Kimball (acting Chair) and Mr. Danos, each of whom is “independent” under the Nasdaq Listing Standards. The Nominating and Corporate Governance Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the annual meeting of shareholders, recommends to the Board corporate governance policies or guidelines that should be applicable to the Company, leads the Board in a periodic review of the Board’s performance, and performs other duties set forth in its written Charter (available on the Company’s website—www.caseys.com). The Nominating and Corporate Governance Committee met three times during the 2017 fiscal year.
The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2018 annual meeting, therefore, such notice must be received by the Corporate Secretary by no earlier than May 18, 2018 and no later than June 17, 2018. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws. A copy of the Bylaws may be obtained by request addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045.
The Charter sets forth, among other things, the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Committee-recommended nominee, and the specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process, although it has not done so to date.
The Nominating and Corporate Governance Committee considers a number of factors in making its nominee recommendations to the Board, including, among other things, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise.
The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating and Corporate Governance Committee considers diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board.
Succession Planning Committee
In December 2008, the Board of Directors established a Succession Planning Committee, with Mr. Danos serving as its Chair, to regularly review succession planning for the Chief Executive Officer and other executive officer positions, and to make recommendations to the Board with respect to such matters. Other members of the Succession Planning Committee include Messrs. Kimball, Lamberti, and Horak. The Succession Planning Committee met once during the 2017 fiscal year.
Risk Committee
In June 2016, the Board created a Risk Committee for the purpose of assisting the Board in overseeing management's identification and evaluation of the Company's principal operational and business risks, including the Company's risk management framework and the policies, procedures and practices employed to manage those risks and other duties set forth in its written Charter (available on the Company's website - www.caseys.com). Mr. Lamberti is the Chair of the Risk Committee, with Ms. Renda currently as the other member. The Risk Committee met twice during the 2017 fiscal year and once jointly with the Audit Committee. The joint meetings with the Audit Committee are intended to facilitate discussion of areas of common interest and significant matters, including but not limited to the Company's risk assessment and risk management policies and any major regulatory enforcement actions or litigation.
Board’s Role in Risk Oversight
Risk assessment and risk management are the responsibility of the Chief Executive Officer and the Company's management. The Board retains oversight responsibility over the Company's key strategic risks, information security risks and regulatory compliance risks. The Board meets regularly with the executive officers to discuss strategy and risks facing the Company, and each quarter receives presentations from the executive officers on business operations, financial results and strategic issues, including the identification, assessment and management of critical risks and management’s risk mitigation strategies. In addition, the Board and executive officers hold an annual strategic planning retreat to discuss strategies, key challenges and risks and opportunities for the Company. An enterprise risk manager reports to the Corporate General Counsel and leads a working group comprised of senior management and other key personnel to provide recommendations to the Chief Executive Officer for further action, with periodic progress reports on the same being provided to the Risk Committee and the Board of Directors. Areas of focus include cyber-security, competitive, economic, operational, financial, legal, regulatory, compliance, health, safety and environment, political and reputational risks.
The different Board committees also provide assistance to the Board in fulfilling its oversight responsibilities in certain areas of risk. The Risk Committee's responsibility is to provide oversight and to engage management and the Board with regard to the Company's principal operating and business risks. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to financial reporting, internal controls, and financial risks. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the the Company's compensation policies and practices, including overseeing the development of stock ownership guidelines, the annual incentive compensation program and incentive recapture policies. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board and committee membership and structure and the monitoring of corporate governance issues and the development of recommendations to address evolving best practices in those areas. All of these committees report back to the full Board as to each committee's activities and matters discussed and reviewed at the committee meetings. In addition, all directors are encouraged to participate in external director education courses to keep apprised of current issues, including evolving areas of risk.
Shareholder Communications
It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Senior Vice President and Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6505.
Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust Street, Suite 820, Des Moines, Iowa 50309-2334. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

EXECUTIVE OFFICERS
The Company currently has six executive officers and nine other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Terry W. Handley	President and Chief Executive Officer	2002	57
William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	53
Julia L. Jackowski	Senior Vice President – Corporate General Counsel and Secretary	2010	51
John C. Soupene	Senior Vice President-Operations	2015	48
Brian J. Johnson	Senior Vice President-Store Development	2016	41
Cindi W. Summers	Senior Vice President-Human Resources	2016	46
During the past five years, certain executive officers have served the Company in other executive or administrative positions. Prior to his appointment as President and Chief Executive Officer on May 1, 2016, Mr. Handley had served as President and Chief Operating Officer since June 6, 2014, and as Chief Operating Officer since June 20, 2006. Ms. Jackowski became Senior Vice President—General Counsel & Human Resources effective June 6, 2010, and assumed her current position on July 1, 2016. Previously she was Vice President—Human Resources. Mr. Soupene joined the Company in 2011 and served as the Director of Store Operations prior to his election to his current position in June 2015. Prior to that, he served as the Corporate Training Manager. Mr. Johnson was elected to his current position as of July 1, 2016, and had served as Senior Vice President, Finance and Corporate Secretary since March 7, 2016, and Vice President-Finance and Corporate Secretary since May 1, 2009. Ms. Summers was elected to her current position as of March 7, 2016, and had served as Vice President-Human Resources since June 10, 2013, and previously was Director of Human Resources since April 2010.

PRINCIPAL SHAREHOLDERS
The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc.	4,330,488	(1)	11.2%
100 E. Pratt Street
Baltimore, MD 21202

The Vanguard Group-23-1945930	3,254,084	(2)	8.3%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	2,923,429	(3)	7.5%
55 East 52nd Street
New York, NY 10055

(1)
Based on Schedule 13G filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) with the SEC dated July 10, 2017 (“T. Rowe Price 13G”). Such information indicates that T. Rowe Price has sole voting power over 1,203,258 shares and sole dispositive power over 4,330,488 shares. The Percent of Class information is as reported in the T. Rowe Price 13G.

(2)
Based on Schedule 13G (Amendment No. 6) filed by The Vanguard Group-23-1945930 (“Vanguard”) with the SEC dated February 9, 2017 (“Vanguard 13G”). Such information indicates that Vanguard and two wholly owned subsidiaries of Vanguard have sole voting power over 22,479 shares, sole dispositive power over 3,229,405 shares, shared dispositive power over 24,679 shares, and shared voting power over 4,100 shares. The Percent of Class information is as reported in the Vanguard 13G.

(3)
Based on Schedule 13G (Amendment No. 7) filed by BlackRock, Inc. ("BlackRock") with the SEC dated January 19, 2017 (the “BlackRock 13G”). Such information indicates that BlackRock and its subsidiaries have sole voting power over 2,777,649 shares and sole dispositive power over 2,923,429 shares. The Percent of Class information is as reported in the BlackRock 13G.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth, as of July 24, 2017 (other than with respect to the 401K Plan shares, which is as of April 30, 2017, as discussed in footnote 2 to the following table), the beneficial ownership of shares of Common Stock, the only class of capital stock outstanding, by the current directors (including the Board’s nominees for election to the Board of Directors), the executive officers named in the Summary Compensation Table, and all current directors, director-nominees, and named executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	401K Plan Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Robert J. Myers	80,093		—	8,669	88,762	*
Terry W. Handley	22,447		25,000	11,624	59,071	*
Johnny Danos	13,456	(4)	—	—	13,456	*
William C. Kimball	19,220	(4)	4,000	—	23,220	*
Diane C. Bridgewater	13,281		—	—	13,281	*
Jeffrey M. Lamberti	134,292	(4)(5)	—	—	134,292	*
H. Lynn Horak	14,640		—	—	14,640	*
Larree M. Renda	8,304		—	—	8,304	*
Cara K. Heiden	—		—	—	—	*
William J. Walljasper	21,552		35,300	6,437	63,289	*
Julia L. Jackowski	20,902		32,500	4,197	57,599	*
Brian J. Johnson	7,229		17,500	2,014	26,813	*
Cindi W. Summers	3,006		—	1,081	4,087	*
All named executive officers, directors and director-nominees as a group (13 persons)(6)	358,422		114,300	34,022	506,814	1.3%

*	Less than 1%

(1)
Consisting of shares (which are included in the totals) that are subject to acquisition within 60 days of July 24, 2017 through the exercise of stock options, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “Director Compensation” and “Compensation Discussion and Analysis—Long-term Incentive Compensation”.

(2)
The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the 401K Plan as of April 30, 2017 over which the officer exercises voting power. Under the trust agreement creating the 401K Plan, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

(3)
Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individual’s direct ownership of shares, shares subject to the exercise of options within 60 days of July 24, 2017, and 401K Plan shares.

(4)
Includes shares beneficially owned by spouses, minor children and/or shares owned by family trusts for which the named individual serves as trustee. Mr. Danos disclaims beneficial ownership of 100 shares held by his spouse that are included in his direct ownership holdings.

(5)	Includes 96,000 shares held by a family foundation organized as a nonprofit corporation for which Mr. Lamberti serves as a director. Mr. Lamberti has no pecuniary interest in the corporation’s assets and disclaims beneficial ownership of the referenced shares of Common Stock.

(6)	Includes the current directors and the Board’s nominees for election to the Board of Directors, and the executive officers named in the Summary Compensation Table herein.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, the Company believes all such reporting persons complied with such reporting obligations during the 2017 fiscal year, except as follows: (i) Mr. Lamberti filed one Form 4 report two days late due to a delay in receiving sale details from the broker; (ii) Mr. Walljasper filed one late Form 5 report to report gifts in an aggregate amount of 450 shares of Common Stock; (iii) Mr. Handley filed one late Form 4 report concerning an award of restricted stock units that was disclosed in a timely Form 8-K filing by the Company; and (iv) Ms. Summers filed her initial Form 3 and Form 4 reports three and five days late, respectively, due to a delay in obtaining her SEC filing codes as a new executive officer.

COMPENSATION DISCUSSION AND ANALYSIS
The following were our “named executive officers” for the 2017 fiscal year: Terry W. Handley, President and Chief Executive Officer; William J. Walljasper, Senior Vice President and Chief Financial Officer; Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary; Brian J. Johnson, Senior Vice President—Store Development; and Cindi W. Summers, Senior Vice President—Human Resources. In this section, the word “Committee” refers to the Compensation Committee of the Board of Directors.
Executive Compensation Strategy and Objectives
Our executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company and to reward executives for achieving both short-term and long-term strategic goals of the Company. We also believe it is important to align the interests of the executives with those of our shareholders. In order to achieve these objectives, a significant portion of the compensation of our named executive officers is linked directly to the Company’s financial performance and to the value of the Common Stock. The Board’s goal is to approve compensation that is reasonable and competitive when all elements of potential compensation are considered.
Role of the Board, the Committee and our Chief Executive Officer in Compensation Decisions for our Named Executive Officers
The Board is responsible for approving base salary increases for each of our named executive officers and approving the performance goals under our annual incentive compensation program. With respect to our named executive officers, the Committee is charged with recommending base salary increases for the Board’s consideration, determining the terms of the annual long-term incentive compensation programs and approving grants of restricted stock units, restricted stock or stock options. Our Chief Executive Officer is tasked with developing recommendations for the Committee’s consideration for base salary increases and equity grants for our named executive officers (other than increases in his own base salary and equity grants to himself, which are determined solely by the Committee).
Components of Compensation
As in prior years, our compensation program for the 2017 fiscal year had four primary components: base salary; annual incentive compensation; long-term incentive compensation in the form of restricted stock units; and benefits. A significant portion of a named executive officer’s compensation is placed at risk, and the only fixed compensation paid is base salary and benefits. The remaining total compensation (annual and long-term incentive compensation) for our named executive officers is not guaranteed and the value to each executive officer is based on the Company’s performance. We believe that this mix of compensation elements appropriately balances short-term and long-term business goals and aligns the interests of our named executive officers with our shareholders.
Base Salary
Base salaries for the named executive officers of the Company are determined primarily on the basis of each named executive officer’s experience, performance and individual responsibilities. Each fiscal year, our Chief Executive Officer reviews the base salaries of the other senior officers, including our named executive officers, in connection with their performance reviews. The Chief Executive Officer is assisted in this review by the Senior Vice President of Human Resources and other executive officers, which includes consideration of internal pay equity within the Company and comparisons with publicly available information from a variety of sources relating to compensation levels for executives serving in comparable roles at other companies. Based on such reviews, our Chief Executive Officer develops his recommendations for the individual base salaries for all of the senior officers, including our named executive officers (other than himself), and provides his recommendations to the Committee. The Committee considers our Chief Executive Officer’s recommendations and then recommends the new base salaries to the Board for approval in June of each fiscal year.
Mr. Handley began serving as Chief Executive Officer on May 1, 2016. In recognition of his increased responsibilities for the 2017 fiscal year, Mr. Handley received a $130,000 increase in base salary; Mr. Walljasper received a $30,000 increase and Ms. Jackowski received a $50,000 increase for the 2017 fiscal year. Mr. Johnson and Ms. Summers, each of whom assumed new executive officer positions and responsibilities effective as of May 1, 2016, received salary increases of $145,000 and $195,000, respectively, for the 2017 fiscal year. These increases, which were all approved in June 2016, were based on the information and surveys provided by the Senior Vice President of Human Resources, and the subjective views of our Chief Executive Officer, the Committee, and the Board, which were primarily influenced by each executive officer’s recent performance and contribution to the Company’s success, as described above, and their increased responsibilities as of May 1, 2016.
Annual Incentive Compensation Program
Overview
In recent years, the senior officers of the Company, including our named executive officers, have participated in an annual incentive compensation program. The purpose of the program is to reward the efforts made by the Company’s senior officers during the fiscal year toward the Company’s achievement of certain performance goals. The Committee believes that it is important for the senior officers to function as a cohesive team, and therefore establishes the performance goals on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility. Accordingly, the program is based on the Company’s performance against two financial metrics: diluted earnings per share and return on invested capital (“ROIC”). A minimum, target and maximum goal is set for each financial metric and, based on the actual achievement of each metric, as well as the relative weighting between the two metrics, each senior officer is eligible to receive a bonus calculated as a percentage of base salary at the end of each year.
Financial Metrics
For the 2017 fiscal year, the Company again linked the annual incentive compensation program to diluted earnings per share and ROIC because each metric is closely tied to the execution of strategic business objectives and together are designed to increase shareholder value.
Earnings per share: The growth of diluted earnings per share is related to the growth of shareholder value and is an important measure used by the investment community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization.

Return on invested capital: For purposes of the annual incentive compensation program, ROIC is calculated based on the following formula: operating income after depreciation and tax divided by average invested capital for the current and prior fiscal year.* Since the Company has been striving to enlarge its operating footprint, in particular by constructing new stores and acquiring convenience stores from other operators, the Committee believes that ROIC is a useful measure of management’s effectiveness in creating value for our shareholders by measuring the Company’s returns on capital expenditures.
 ______________________________________________________________

*
Below is a reconciliation of these measures, which are not measures under United States generally accepted accounting principles (“GAAP”), to the GAAP measures from the Company’s audited financial statements.

Reconciliation of ROIC ($ in thousands)

Fiscal Year Ended April 30, 2017
Gross Profit	1,681,161
Less Operating Expenses	1,172,328
Operating Income	508,833
Less Depreciation	197,629
Less Taxes	106,370
Operating Income after Depreciation and Tax	204,834
Divided by Average Invested Capital	2,017,552
Return on Invested Capital	10.2%
Reconciliation of Average Invested Capital ($ in thousands)

	Fiscal Year Ended April 30, 2017	Fiscal Year Ended April 30, 2016
Current Maturities of Long-Term Debt	15,421	15,375
Long-Term Debt, Net of Current Maturities	907,356	822,869
Total Debt	922,777	838,244
Shareholders’ Equity	1,190,620	1,083,463
Invested Capital	2,113,397	1,921,707
Average Invested Capital	2,017,552	1,921,707
Setting Goals
At the beginning of each fiscal year, our management team prepares its annual strategic business goals and objectives in an operating plan for the Company that is reviewed by the Committee. The strategic business goals and objectives are designed to ensure that our short-term revenue and unit growth objectives are met or exceeded in a manner that is consistent with long-term shareholder value creation.
The Committee estimates the financial results for the fiscal year that would result from meeting the operating plan in terms of diluted earnings per share and ROIC. These pro forma financial results become the target performance levels for each of these financial metrics under the annual incentive compensation program. The goals for these financial metrics are set in increments, which include a minimum and maximum level, below and above the target performance level set by the Committee. In making the annual determination of the minimum, target and maximum performance levels, the Committee also considers the specific circumstances facing the Company during the year and expectations regarding diluted earnings per share and Company performance. The Committee then submits these goals and objectives to the Board for approval, typically in June.

The relative weighting of each of these financial metrics for the 2017 fiscal year was 75% for diluted earnings per share and 25% for ROIC. This relative weighting is consistent with the Company’s past practice and was chosen by the Committee in order to supplement a shorter-term financial metric (diluted earnings per share) with a financial metric that encompasses a longer-term perspective (ROIC).
The chart below summarizes the relative weighting of the financial metrics and performance goals of each metric for the 2017 fiscal year:
2017 Annual Incentive Performance Goals

Metric	Weightings	Goals
		A (Minimum)	B	C	D	E	F (Target)	G	H	I	J (Maximum)
Diluted Earnings per Share	75%	$5.75	$5.78	$5.81	$5.85	$5.88	$5.91	$5.95	$5.98	$6.01	$6.08
ROIC	25%	12.4%	12.5%	12.6%	12.7%	12.8%	12.9%	13.0%	13.1%	13.2%	13.4%
The Committee seeks to adopt target goals that can be achieved with consistent superior performance throughout the year. The Committee determines a range of goals that will result in the payment of incentive compensation, with minimum and maximum goals, so that both exceptional results above the target goal and results that are slightly less than the target goal, but which still represent acceptable performance, are rewarded to some extent. During two of the past three fiscal years, the Company achieved performance in excess of the minimum levels necessary for our named executive officers to receive a bonus.
Payout Levels
Based upon the Company’s achievement of the diluted earnings per share and ROIC goal levels, each participant in the incentive compensation program was eligible to earn an amount equal to the applicable percentage of base salary set forth in the table below. In the 2017 fiscal year, the target for the incentive compensation award was 60% of base salary, with a maximum award of 100% of base salary, to be paid in the form of both cash and equity (with the equity being in the form of restricted stock subject to a three-year holding requirement). The Committee chose these levels of bonus payments to ensure that a significant portion of each named executive officer’s cash compensation would be tied to the financial performance of the Company.
2017 Annual Incentive Performance Goal Weighting As a Percentage of Salary

Metric	Weightings	Goals
		A (Minimum)	B	C	D	E	F (Target)	G	H	I	J (Maximum)
Diluted Earnings per Share	75%	7.5%	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%	60.0%	67.5%	75.0%
ROIC	25%	2.5%	5.0%	7.5%	10.0%	12.5%	15.0%	17.5%	20.0%	22.5%	25.0%
Bonuses as a Percent- age of Base Salary		10%	20%	30%	40%	50%	60%	70%	80%	90%	100%
Cash Component		75%	70%	65%	60%	55%	50%	45%	40%	35%	30%
Equity Component		25%	30%	35%	40%	45%	50%	55%	60%	65%	70%

2017 Fiscal Year Results
For the 2017 fiscal year, the range in diluted earnings per share approved by the Board in June 2016 that would result in the payment of an annual bonus was $5.75 to $6.08. In the case of ROIC, the approved range extended from 12.4% to 13.4%. The Company reported actual diluted earnings of $4.48 per share for the 2017 fiscal year and achieved 10.2% for ROIC for the 2017 fiscal year. As a result, no awards were earned by the named executive officers under the annual incentive plan for the 2017 fiscal year.
As described below under the heading "Recent Executive Compensation Decisions," the Committee has recommended and the Board has approved a revised form of the annual incentive plan for the 2018 fiscal year, which will be based on earnings per share (50%) and same store sales growth and gross profit margin in both fuel (20%) and inside sales (30%).
Long-term Incentive Compensation
Stock options, restricted stock and restricted stock unit awards may be granted to executive officers and other key employees of the Company under the terms of the 2009 Stock Incentive Plan. Prior to the adoption of the 2009 Stock Incentive Plan, the Company granted stock options under the 2000 Stock Option Plan. The 2009 Stock Incentive Plan and the 2000 Stock Option Plan were designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of our shareholders.
The Company historically granted stock options as a long-term incentive, and only every other year (i.e., 2007, 2009 and 2011) because of the Committee’s belief that stock options were a long-term incentive and that it was not necessary to grant stock options each year. More recently, beginning in 2013, the Committee has authorized an annual award of restricted stock units (subject to a three-year vesting period) to the executive officers and other key employees as a long-term incentive. As described below under the heading "Recent Executive Compensation Decisions," the Committee has changed that practice for the 2018 fiscal year and instead has authorized the award of restricted stock units to the named executive officers that are time-based (25%) and dependent upon the satisfaction of certain performance measures (75%) during a three-year performance period. The Committee presently intends to continue that practice and award similar restricted stock units that are partially time based (25%) and otherwise based on the satisfaction of performance measures (75%) to the other officers and time-based units to other key employees in each future year, in lieu of its former practice of making awards of exclusively time-based units to all participants every year.
Benefits and Perquisites
We provide comprehensive health benefits for all benefits-eligible employees, including our named executive officers. In addition, we offer retirement benefits to a broad employee population including our named executive officers.
We generally provide limited perquisites that the Committee believes are important components of each named executive officer’s compensation and benefits package. We pay the premiums for long-term disability and group life insurance coverages for all our named executive officers in order to provide financial security to each named executive officer and his or her dependents in the event of disability or death. Under Mr. Handley's employment agreement, we agreed to maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Handley and is payable upon his death to a beneficiary designated by him.
Our named executive officers and other members of senior management also are provided with Company-owned automobiles because they are expected to devote some portion of their time to business-related travel. These employees are subject to applicable employment-related taxes for their personal use of these automobiles.

We own one corporate airplane for the exclusive business use of our employees, including but not limited to our named executive officers. Personal use of the airplane is not permitted under Company policy.
Employment and Change of Control Severance Agreements
We are a party to an employment agreement with Mr. Handley with respect to his service as President and Chief Executive Officer, which took effect on May 1, 2016. The Company has not entered into employment agreements with any other named executive officer.
We maintain change of control severance agreements with each of our named executive officers and ten other officers. The purpose of these change of control severance agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company.
For a description of the employment agreement with Mr. Handley and these change of control severance agreements, please see “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”.
Retirement Arrangements
All executives are eligible to participate in the 401K Plan under the same terms and conditions as other full-time employees.
The Company also maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that is described under “Executive Compensation—Nonqualified Deferred Compensation” on page 32. The purpose of the Deferred Compensation Plan is to enable the participants, including our named executive officers, to defer a portion of their income without the limitations imposed by the Internal Revenue Code on deferrals under the 401K Plan.
Additional Compensation Policies
Deductibility of Compensation for Tax Purposes
We periodically review the terms of the compensation arrangements with the executive officers and from time to time consider modifications to the same. We also are aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year that is not considered to be “performance-based.” However, shareholder interests are at times best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.
Option Grants
In March 2007, the Board adopted a policy providing that grants of stock options can only be approved by the Committee at an in-person or telephonic meeting and may not be approved by written consent. In addition, stock options can be granted only within a two-week period following the release of the Company’s annual financial results in June and only if directors are not at that time in possession of material non-public information about the Company. Under the policy, the grant date of stock options is the date of the meeting when the grant is approved. All stock options must be granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the grant date. Details of every stock option grant must be reflected in Committee minutes, and the Corporate Secretary must verify that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes. The Committee has not awarded any stock option grants since 2011.

Committee Consideration of Results of Advisory Shareholder Vote
At the 2016 annual meeting, our executive compensation program received the support of over 98% of the votes cast at that meeting. The Committee has considered the results of this advisory vote and views the outcome as evidence of shareholder support of our executive compensation decisions and policies. Accordingly, the Committee substantially maintained its executive compensation policies for the 2017 fiscal year. However, as described under the heading "Recent Executive Compensation Decisions," the Committee has determined to modify the annual incentive program and long-term incentive awards to include a greater emphasis on performance measures. The Committee will continue to review shareholder votes on our executive compensation program and consider whether any additional changes to the program are warranted in light of the voting results.
Recent Executive Compensation Decisions
Since the close of the 2017 fiscal year, the Board has approved salary increases for the fiscal year ending April 30, 2018 (the “2018 fiscal year”) for the named executive officers. The salary increases, as well as certain other changes in the executive compensation structure for the 2018 fiscal year, were recommended to the Board by the Compensation Committee, which undertook an examination during the past year of the Company’s compensation practices with the assistance of Willis Towers Watson, an independent compensation consulting firm. The approved changes are intended to make the Company’s executive compensation structure more competitive and appropriately performance based. Mr. Handley received a $25,000 increase in salary, Mr. Walljasper received a $15,000 increase, Ms. Jackowski received a $12,500 increase, and Mr. Johnson and Ms. Summers each received a $10,000 increase for the 2018 fiscal year.
Annual Incentive Compensation
The Board has approved an annual incentive compensation plan for the 2018 fiscal year which introduces more pay differentiation according to job responsibilities and implements a tiered approach, expressed as a percentage of base salary. The three tiers are for Chief Executive Officer, Senior Vice Presidents and Vice Presidents. The plan will continue to be based on earnings per share ("EPS") (50%), but will no longer include ROIC. The remaining 50% of the plan will be based on same-store sales growth and gross profit margin in both fuel (20%) and inside sales (30%). Threshold, target and maximum performance goals have been established, based on internal goals and objectives approved by the Board. The payout at target is 100% of base salary for the Chief Executive Officer, 65% or 70% of base salary for Senior Vice Presidents, and between 50% and 60% of base salary for Vice Presidents, with an overall payout range from 0% to 200% of target depending on performance. A "circuit breaker" will be utilized, under which a minimum level of EPS is required before any bonus may be earned. All bonuses earned under the plan will be paid in cash, and will no longer include an equity payout feature.
Long-Term Incentive Compensation
On July 14, 2017, the Compensation Committee approved long-term equity incentive awards to the named executive officers and ten other officers, consisting of the Chief Executive Officer, five Senior Vice Presidents, and nine Vice Presidents, equal to a percentage (ranging from 90% to 150%) of each officer’s base salary for the 2018 fiscal year. The awards, made under the terms of the 2009 Stock Incentive Plan, consist of three types of restricted stock units: time-based units; ROIC units; and total shareholder return ("TSR") units. The units will vest in full on June 15, 2020, subject in each instance to the officer’s continued employment with the Company through the vest date. In addition, the award of the ROIC units is subject to satisfaction of a performance measure based on Casey’s average ROIC over a three-year performance period (fiscal years 2018, 2019 and 2020 - the "Performance Period"), and the award of the TSR units is subject to satisfaction of a performance measure based on Casey’s TSR compared to certain peers and related companies over the Performance Period. The ROIC and TSR units awarded represent a target amount, with the actual number of shares earned ranging from 0% to 200% of each target, depending on performance.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 19. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE
H. Lynn Horak, Chair
William C. Kimball
Larree M. Renda
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
COMPENSATION PROGRAMS AND RISK MANAGEMENT
The Compensation Committee has considered whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, maximum potential bonus payments, as well as the multi-year vesting schedules for restricted stock units, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the Committee has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION
The table below summarizes the total compensation paid or earned by our CEO, CFO and each of our three other most highly compensated executive officers (our "named executive officers") for services rendered in all capacities during the 2017 fiscal year:
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Stock Awards(1)	Option Awards(2)	Non-equity Incentive Plan Compensation	All Other Compensation(4)	Total
Terry W. Handley,	2017	$900,000	$389,090	$—	$—	$53,446	$1,342,536
President and CEO	2016	$770,000	$802,996	$—	$231,000	$48,191	$1,852,187
	2015	$700,000	$553,006	$—	$210,000	$48,295	$1,511,301

William J. Walljasper,	2017	$580,000	$389,090	$—	$—	$53,254	$1,022,344
Senior Vice President-Chief Financial Officer	2016	$550,000	$637,201	$—	$165,000	$46,463	$1,398,664
	2015	$520,000	$420,370	$—	$156,000	$45,263	$1,141,633

Julia L. Jackowski	2017	$580,000	$389,090	$—	$—	$54,774	$1,023,864
Senior Vice President-Corporate General Counsel and Secretary	2016	$530,000	$576,266	$—	$159,000	$46,976	$1,312,242
	2015	$490,000	$386,030	$—	$147,000	$45,006	$1,068,036

Brian J. Johnson (3) Senior Vice President –Store Development	2017	$425,000	$299,300	$—	$—	$51,349	$775,649

Cindi W. Summers (3) Senior Vice President –Human Resources	2017	$425,000	$209,510	$—	$—	$51,697	$686,207

(1)
The amounts set forth represent the value of restricted stock units that vested during the fiscal year indicated, and restricted stock awarded under the annual incentive compensation programs approved for the 2015 and 2016 fiscal years. No awards were made to the named executive officers under the annual incentive program for the 2017 fiscal year.

(2)	No stock options have been awarded to the named executive officers during the indicated fiscal years.

(3)	Mr. Johnson and Ms. Summers were designated as executive officers for the first time in June 2016, and therefore, only show compensation for the 2017 fiscal year.

(4)	The amounts indicated under All Other Compensation for the 2017 fiscal year are detailed below:

Name	401K Plan Matching Contribution	Life Insurance Premiums	Health and Disability Premiums	Automobile Expense	Total
Terry W. Handley	$16,706	$1,609	$26,266	$8,865	$53,446
William J. Walljasper	$17,414	$135	$25,979	$9,726	$53,254
Julia L. Jackowski	$16,731	$135	$27,688	$10,220	$54,774
Brian J. Johnson	$17,792	$135	$23,546	$9,876	$51,349
Cindi W. Summers	$17,668	$135	$24,510	$9,384	$51,697

Grants of Plan-Based Awards in Fiscal 2017
The following table sets forth information for each named executive officer with respect to the estimated payments under the annual incentive compensation program that could have been earned for the 2017 fiscal year. As described under “2017 Fiscal Year Results” on page 22, no awards were earned under the annual incentive plan for the 2017 fiscal year.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Terry W. Handley		67,500	270,000	270,000	22,500	270,000	630,000	—	—	—	—
William J. Walljasper		43,500	174,000	174,000	14,500	174,000	406,000	—	—	—	—
Julia L. Jackowski		43,500	174,000	174,000	14,500	174,000	406,000	—	—	—	—
Brian J. Johnson		31,875	127,500	127,500	10,625	127,500	297,500	—	—	—	—
Cindi W. Summers		31,875	127,500	127,500	10,625	127,500	297,500	—	—	—	—

(1)	Represents possible payment amounts under the Company’s annual incentive compensation program for the 2017 fiscal year. No awards were earned under the plan in the 2017 fiscal year.
Narrative to the Summary Compensation Table and the
Grants of Plan-Based Awards Table
Handley Employment Agreement
Mr. Handley served as President and Chief Executive Officer of the Company during the 2017 fiscal year under an employment agreement entered into on April 12, 2016. The agreement generally provides for the continued employment of Mr. Handley as President and Chief Executive Officer through April 30, 2019, which term shall automatically renew for subsequent one-year terms ending April 30, 2026 unless sooner terminated in accordance with the agreement.
The agreement provides that, during its term, the Company will pay Mr. Handley a base salary at an annual rate of $900,000, or such other greater amount as shall be determined by the Board (during the 2017 fiscal year, Mr. Handley was paid a base salary of $900,000). Under the terms of the agreement, Mr. Handley was also granted an award of time-based restricted stock units under the Company's 2009 Stock Incentive Plan having a value (based on the closing market value of the Company's Common Stock on the date immediately preceding the date of the award) of not less than $1,000,000, resulting in a total of 10,000 restricted stock units being awarded. These restricted stock units vest over a five-year period, which commenced on May 1, 2017, and thereafter on each May 1 of the following four years, at the rate of 20% of the awarded restricted stock units (2,000) per year. Mr. Handley also is eligible to participate in all employee benefit plans and programs generally available to the Company’s senior officers and employees. In addition, the Company agreed to maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Handley, and that is payable upon his death to a beneficiary designated by him.

The agreement also contains provisions requiring Mr. Handley to maintain in confidence any confidential information and trade secrets of the Company obtained by him during his employment, and also restricts his employment in competition with the Company for a period of two years following his separation of employment with the Company.
Change of Control Severance Agreements
We maintain change of control severance agreements with all of our named executive officers and ten other officers. Under the terms of these agreements, upon termination within two years following a “change of control” of the Company for (a) reasons other than “cause”, death or disability or (b) by the executive for “good reason”, the executive would become entitled to receive certain payments and benefits. Upon such a termination of employment, the executive will be entitled to the following: (i) a lump sum cash severance payment in an amount equal to the sum of (w) to the extent not already paid, the executive’s base salary through the date of termination, (x) a pro rata portion of the highest annual bonus received by the executive during the two preceding years, (y) three times the sum of the executive’s annual base salary and the highest annual bonus received by the executive during the two preceding years and (z) in the case of compensation previously deferred by the executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by Casey’s, and any accrued vacation pay not yet paid by Casey’s; and (ii) continuation of benefits, including health insurance and life insurance, for the executive and/or the executive’s family for two years (or such longer period as any plan, program, practice or policy may provide). If any of the severance subjects a named executive officer to a golden parachute excise tax, he or she is not entitled to any “gross-up” to reimburse him or her for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. The Company may defer any termination payments for six months if the amount payable is determined by the Company to be deferred compensation, the payment of which is required to be delayed pursuant to the six month delay rule of Section 409A of the Internal Revenue Code of 1986, as amended.

The change of control severance agreements contain the following definitions:
“cause” means (i) an act or acts of personal dishonesty taken by the employee and intended to result in substantial personal enrichment of the employee at the expense of the Company, (ii) repeated violations by the employee of the employee’s obligations under the agreement which are demonstrably willful and deliberate on the employee’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the employee of a felony.
“change of control” means (i) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, unless such beneficial ownership was acquired as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person, entity or “group” to 20% or more of the Common Stock then outstanding; provided, however, that if a person, entity or “group” becomes the beneficial owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the beneficial owner of any additional shares of Common Stock, then such person, entity or “group” will be deemed to have acquired beneficial ownership of 20% or more of the Common Stock; or (ii) individuals who, as of the date of the change of control severance agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of the change of control severance agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) will be, for purposes of the change of control severance agreement, considered as though such person were a member of the Incumbent Board; or (iii) consummation of a reorganization, merger or consolidation to which the Company is a party, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.
“good reason” means (i) the assignment to the employee of any duties inconsistent in any respect with the employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities of such employee, which are set forth in the change of control severance agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure by the Company to comply with any of the compensation provisions of the change of control severance agreement; (iii) the Company’s requiring the employee to be based at any office or location other than location where the employee was employed immediately preceding the date of the change of control; (iv) any purported termination by the Company of the employee’s employment otherwise than as expressly permitted by the change of control severance agreement; or (v) any failure by the Company to have a successor expressly assume and perform the change of control severance agreement.
Grant of Plan-Based Awards
In recent years, the named executive officers have been eligible to receive an award under the Company’s annual incentive compensation program for each fiscal year. The award has been calculated as a percentage of the executive’s base salary and based on the achievement of specific goals for two financial metrics chosen by the Committee and approved by the Board. The target for the incentive compensation award for the 2017 fiscal year was 60% of base salary, with a maximum award of 100% of base salary. For a description of the annual incentive compensation program, and the procedures followed in setting goals and compensation levels, please see “Compensation Discussion and Analysis—Components of Compensation—Annual Incentive Compensation Program”.
In June 2011, grants of stock options to purchase the Company’s Common Stock were made under the Company’s 2009 Stock Option Plan. For a description of the treatment of the stock options granted to the named executive officers in connection with a termination of their employment or a change of control of the Company, please see “Potential Payments Upon Termination or Change of Control”.
The stock options granted in June 2011 could not be exercised for three years from the date of grant and expire 10 years from the date of grant. The exercise price of the stock options cannot be less than the fair market value of the Company's Common Stock on the date of grant. Restricted stock units awarded to the named executive officers and other key employees in more recent years (for fiscal years 2014 through 2016) also have a three-year vesting requirement. In addition, holders of the stock options and restricted stock units do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of the Company’s Common Stock underlying the stock options or restricted stock unit awards.

Outstanding Equity Awards at 2017 Fiscal Year-End

	Grant Date	Option Awards				Stock Awards
Name(s)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Terry W. Handley	6/23/2009	5,000	—	25.26	6/23/2019	19,750	$2,213,383
	6/23/2011	20,000	—	44.39	6/23/2021
William J. Walljasper	6/23/2009	15,300	—	25.26	6/23/2019	9,750	$1,092,683
	6/23/2011	20,000	—	44.39	6/23/2021
Julia L. Jackowski	6/25/2007	1,000	—	26.92	6/25/2017	9,750	$1,092,683
	6/23/2009	12,500	—	25.26	6/23/2019
	6/23/2011	20,000	—	44.39	6/23/2021
Brian J. Johnson	6/23/2009	2,500	—	25.26	6/23/2019	7,650	$857,336
	6/23/2011	15,000	—	44.39	6/23/2021
Cindi W. Summers	—	—	—	—	—	7,650	$857,336

(1)	The restricted stock unit awards shown in this column will vest as follows:

	6/6/2017	6/5/2018	6/3/2019
Terry W. Handley *	3,250	3,250	3,250
William J. Walljasper	3,250	3,250	3,250
Julia L. Jackowski	3,250	3,250	3,250
Brian J. Johnson	2,500	2,500	2,650
Cindi W. Summers	2,500	2,500	2,650

* Mr. Handley has an additional 10,000 restricted stock units, which were granted in April 2016, that vest 2,000 per year on every May 1st from 2017 through 2021.

(2)	The market value of the unvested restricted stock units is calculated based on the closing price of the Company’s Common Stock on April 30, 2017 ($112.07).

Option Exercises in Fiscal 2017

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)
Terry W. Handley	15,000	1,398,425
William J. Walljasper	2,200	183,543
Julia L. Jackowski	3,000	302,345
Brian J. Johnson	—	—
Cindi W. Summers	—	—

(1)
The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised, less commission costs. The value realized was determined without considering any taxes which may have been owed.

Nonqualified Deferred Compensation
Under the Deferred Compensation Plan, certain employees, including the named executive officers, may voluntarily defer up to 80% of their base salary and any bonuses awarded under the Company’s incentive compensation program. Unlike our tax-qualified 401K Plan, the participant deferrals under our Deferred Compensation Plan are not matched by the Company.
Elections to defer a portion of base salary and bonus are made by eligible participants in December of each year for amounts to be deferred in the following calendar year. The Deferred Compensation Plan offers certain employees a deferral feature that can be used to supplement the limited deferrals permitted under our 401K Plan.
Mr. Handley, Mr. Walljasper, Ms. Jackowski, Mr. Johnson, and Ms. Summers were participants in the Deferred Compensation Plan in the 2017 fiscal year. Details regarding their participation follows.

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Terry W. Handley	41,538	—	36,825	—	1,038,988
William J. Walljasper	13,385	—	22,375	—	844,413
Julia L. Jackowski	13,385	—	34,288	—	904,508
Brian J. Johnson	9,808	—	297	—	13,385
Cindi W. Summers	—	—	2,346	—	41,096

(1)	The Company makes no contributions to deferrals.

(2)	None of the earnings were included as compensation in the Summary Compensation Table.
A variety of mutual fund investment alternatives are available in which plan participants can direct their notional investment. The participant’s investment return is based on their investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following tables set out the payments that could be paid to the named executive officers upon a termination of their employment. The amounts shown assume that the termination event occurred on or was effective as of April 30, 2017, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the officer upon his termination. The actual amounts to be paid out can only be determined at the time of actual separation from the Company.
In addition to the amounts shown below, upon termination of employment for any reason, each officer will receive payment of his (i) vested benefits under the Deferred Compensation Plan, (ii) vested account balance under the 401K Plan, and (iii) accrued but unpaid vacation.

Terry W. Handley
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination(1)	Retirement(2)	Death(3)	Disability(4)	For Cause Termination(5)	Involuntary Not for Cause Termination(6)	Change in Control (Not for Cause/ Good Reason Termination(7)
Severance Pay	$—	$—	$—	$—	$—	$1,387,500	$5,010,000
Value of Long-term Incentives(8)	$—	$—	$2,213,383	$2,213,383	$—	$—	$2,213,383
Post-employment Health Care(9)	$—	$—	$—	$52,532	$—	$—	$52,532
Life Insurance Proceeds	$—	$—	$1,050,000	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$465,000	$—	$—	$—
TOTAL	$—	$—	$3,263,383	$2,730,915	$—	$1,387,500	$7,275,915

(1)
Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the voluntary termination.

(2)
Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of retirement; provided, however, that in the event of normal retirement after reaching age 62, one half of the unvested restricted stock unit award will vest upon retirement.

(3)
Upon death, Mr. Handley's beneficiaries will receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death. Any unvested restricted stock unit awards on the date of death would vest as of that date.

(4)
If Mr. Handley becomes permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier for a period exceeding 26 weeks during any 12-month period, Mr. Handley's employment agreement may be terminated and he will be entitled to disability benefits under the Company’s Long-Term Disability Plan. If Mr. Handley becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, he will receive monthly disability payments equal to $5,000 per month to age 65. Upon termination of employment due to disability, any unvested restricted stock unit awards will vest as of that date.

(5)
Upon termination for cause, the Company is obligated to pay salary up to date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

(6)
Upon an involuntary termination other than for cause (as defined in the employment agreement), the Company is obligated to pay Mr. Handley his current base salary for a period of 18 months following the date of such termination, conditioned upon Mr. Handley complying with the non-competition and non-solicitation provisions in his employment agreement and the execution of a release of claims. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the termination.

(7)
Upon termination within two years following a change of control for (a) reasons other than cause (as defined in the change of control severance agreement), death or disability or (b) for good reason by Mr. Handley, the Company is obligated to pay (i) salary through the date of termination and a prorated portion of a calculated bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period, including life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. In addition, all unexercised stock options and unvested restricted stock unit awards will become fully vested.

(8)
The amounts reported for long-term incentives represent the in-the-money value of restricted stock units that vest as a result of a termination of employment. The in-the-money value of the restricted stock units is calculated based on the closing stock price on April 30, 2017 ($112.07), the last trading day of the fiscal year. No amount is reported for restricted stock that vested prior to April 30, 2017.

(9)	Includes the estimated cost of continued life insurance benefits.

William J. Walljasper
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination(1)	Retirement(2)	Death(3)	Disability(4)	For Cause Termination(5)	Change in Control (Not for Cause/ Good Reason Termination)(6)
Severance Pay	$—	$—	$—	$—	$—	$3,390,000
Value of Long-term Incentives(7)	$—	$—	$1,092,683	$1,092,683	$—	$1,092,683
Post-employment Health Care(8)	$—	$—	$—	$51,958	$—	$51,958
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$735,000	$—	$—
TOTAL	$—	$—	$1,142,683	$1,879,641	$—	$4,534,641
(See footnotes to Mr. Walljasper's table on following pages)

Julia L. Jackowski
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination(1)	Retirement(2)	Death(3)	Disability(4)	For Cause Termination(5)	Change in Control (Not for Cause/ Good Reason Termination)(6)
Severance Pay	$—	$—	$—	$—	$—	$3,330,000
Value of Long-term Incentives(7)	$—	$—	$1,092,683	$1,092,683	$—	$1,092,683
Post-employment Health Care(8)	$—	$—	$—	$55,376	$—	$55,376
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$830,000	$—	$—
TOTAL	$—	$—	$1,142,683	$1,978,059	$—	$4,478,059

Brian J. Johnson
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination (1)	Retirement(2)	Death(3)	Disability(4)	For Cause Termination(5)	Change in Control (Not for Cause/ Good Reason Termination)(6)
Severance Pay	$—	$—	$—	$—	$—	$2,115,000
Value of Long-term Incentives(7)	$—	$—	$857,336	$857,336	$—	$857,336
Post-employment Health Care(8)	$—	$—	$—	$47,092	$—	$47,092
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,395,000	$—	$—
TOTAL	$—	$—	$907,336	$2,299,428	$—	$3,019,428

Cindi W. Summers
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination(1)	Retirement(2)	Death(3)	Disability(4)	For Cause Termination(5)	Change in Control (Not for Cause/ Good Reason Termination)(6)
Severance Pay	$—	$—	$—	$—	$—	$1,965,000
Value of Long-term Incentives(7)	$—	$—	$857,336	$857,336	$—	$857,336
Post-employment Health Care(8)	$—	$—	$—	$49,020	$—	$49,020
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,090,000	$—	$—
TOTAL	$—	$—	$907,336	$1,996,356	$—	$2,871,356

(1)
Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the voluntary termination.

(2)
Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of retirement; provided, however, that in the event of normal retirement after reaching age 62, one half of the unvested restricted stock unit award would vest upon retirement.

(3)
Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of Company provided life insurance, if any. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death. Any unvested restricted stock unit awards on the date of death would vest as of that date.

(4)
If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65. Upon termination of employment due to disability, any unvested restricted stock unit awards would vest as of that date.

(5)
Upon termination for cause, the Company is obligated to pay salary up to the date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

(6)
Upon termination within two years following a change of control for (a) reasons other than cause, death or disability or (b) for good reason by each officer, the Company is obligated to pay (i) salary through the date of termination and a prorated annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period including health insurance and life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. All unexercised stock options and unvested restricted stock unit awards will become fully vested.

(7)
The amounts reported for long term incentives represent the in-the-money value of restricted stock units that vest as a result of a termination of employment. The in-the-money value of restricted stock units is calculated based on the closing stock price on April 30, 2017 ($112.07), the last trading day of the fiscal year. No amount is reported for stock options or restricted stock that were vested prior to April 30, 2017.

(8)	Includes the estimated cost of continued health and life insurance benefits.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2017, consisting of the Casey’s General Stores, Inc. 2000 Stock Option Plan, the Director Stock Option Plan and the 2009 Stock Incentive Plan. All such plans have been approved by the shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	525,450	$38.51	3,250,062
Equity Compensation Plans not Approved by Security Holders	None	None	None
TOTAL	525,450	$38.51	3,250,062

DIRECTOR COMPENSATION

In accordance with its charter, the Compensation Committee engaged Aon Hewitt, an independent compensation consulting firm, in May 2016 to assist the Compensation Committee with a periodic review and benchmarking of the Company’s director compensation program. As part of that analysis, the Compensation Committee reviewed director compensation information for a peer group of 22 companies to check the alignment of our compensation package with market practices and current trends. The Compensation Committee directly engaged Aon Hewitt for this purpose, Aon Hewitt does not provide any other services to the Company, and no conflicts of interest were raised in connection with its work for the Compensation Committee. Aon Hewitt was paid a total of $26,673 for its services.
For the 2017 fiscal year, each director who was not a Company employee was compensated for services as a director in the amount of $195,000, with equity in the form of restricted stock comprising not less than $115,000 of that amount. The specific amount to be taken in the form of equity was determined by each director, with the remainder being paid in cash. This policy is intended to better align directors' interests with shareholders. The Chairman of the Board, Mr. Myers, and the Lead Director, Mr. Kimball, also received annual retainers of $50,000 and $25,000, respectively, for their services as such. In addition, the chair of the Audit Committee was compensated for services as chair of such committee by an annual retainer of $25,000, and members of the Audit Committee were compensated for their services on such committee by an annual retainer of $12,000. The chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee were compensated for their services as chair of such committees by annual retainers of $20,000 and $15,000, respectively, and the members of such committees were compensated for their services on such committees by an annual retainer of $10,000 and $8,000, respectively. The chair of the Risk Committee and the chair of the Succession Planning Committee were compensated by annual retainers of $15,000 and $5,000, respectively, and the members of such committees were compensated for their services by annual retainers of $8,000 and $2,000, respectively. In addition, as part of her services as Chair of the Audit Committee, Ms. Bridgewater was compensated for serving on the “disclosure committee,” an internal management group that reviews the Company’s public disclosures with the independent auditors and outside counsel, by an annual retainer of $5,000. Company employees serving on the Board do not receive any compensation for services as a director.
The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s group life insurance plan, with individual coverages of up to $50,000 each. Non-employee directors also are reimbursed for costs associated with their attendance at seminars relating to corporate governance matters, generally up to a maximum of $5,000 per year.

The following table sets out the compensation paid to or on behalf of our non-employee directors during the 2017 fiscal year:
Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($) (3)
Diane C. Bridgewater	109,946	115,054	108	225,108
Johnny Danos	104,946	115,054	43	220,043
H. Lynn Horak	112,946	115,054	43	228,043
William C. Kimball	123,946	115,054	70	239,070
Jeffrey M. Lamberti	95,946	115,054	108	211,108
Richard A. Wilkey (4)	40,530	178,470	43	219,043
Larree M. Renda	29,992	195,008	108	225,108
Robert J. Myers	129,946	115,054	108	245,108

(1)
Consisting of the restricted stock awarded on September 17, 2016 as part of director compensation for the 2017 fiscal year (calculated at the closing stock price on the grant date ($118.98). As described above, each director was required to elect to receive shares having a value of at least $115,000 as part of director compensation for the 2017 fiscal year.

(2)	The indicated amounts represent the dollar value of life insurance premiums.

(3)
In addition, as of April 30, 2017, each director held the following aggregate number of stock options:Mr. Danos: -0- shares; Mr. Kimball: 4,000 shares; Ms. Bridgewater: -0- shares; Mr. Lamberti: -0- shares; Mr. Horak: -0- shares; Ms. Renda: -0- shares; and Mr. Myers: -0- shares.

(4)	Mr. Wilkey passed away on April 22, 2017.
Certain Relationships and Related Transactions
The Company has a written policy requiring the disclosure to and approval by the Audit Committee of certain "related party transactions" between the Company and “related parties” that may be required to be disclosed under Item 404 of Regulation S-K. For this purpose, “related parties” include all directors, executive officers and any director nominee (and their immediate family members), and any holder of more than 5% of the Company’s Common Stock (and their immediate family members), and a "related party transaction" generally is any transaction in which (i) the aggregate amount involved will or may be expected to exceed $75,000 in any fiscal year, (ii) the Company is a participant, and (iii) any "related party" has or will have a direct or indirect interest; subject, however, to certain pre-approved exceptions set forth in the policy.
Under the policy, each director and executive officer shall identify to the Chair of the Audit Committee any related party transaction for which he or she may be a related party, along with any requested supplemental information. The Audit Committee will review the material facts of all related party transactions that require the Committee's approval and either approve or disapprove of the same, or if advance approval is not feasible, consider whether to ratify the same. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is in the best interests of the Company, whether it is on non-preferential terms, and the extent of the related party's interest in the transaction. No director may participate in any discussion or approval of a transaction for which he or she is a related party, except that the director must provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the Board of Directors. The Audit Committee did not review or approve any related party transactions during the 2017 fiscal year.
In 1997, the Company established a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for the benefit of two former officers and directors, Ronald M. Lamb and Donald F. Lamberti, a founder of the Company and the father of our director, Jeffrey M. Lamberti. The SERP provides for the payment of an annual retirement benefit to the specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb’s spouse and Donald F. Lamberti participate in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.
Under the employment agreement with our former Chief Executive Officer, Mr. Myers, commencing on January 1, 2017 and continuing for a period of ten years thereafter or until the death of Mr. Myers and his spouse, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to $330,000 per year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the SEC as well as the applicable Nasdaq Listing Standards.
The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Company's independent auditor, KPMG LLP ("KPMG") is responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with U.S. generally accepted accounting principles. Additionally, KPMG expresses an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management, internal audit, and KPMG. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with KPMG matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301, Communication With Audit Committees (previously AS No. 16). The Committee also has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Committee concerning independence, has discussed with KPMG the firm’s independence, and has considered whether the provision of non-audit services by KPMG, and the fees paid for such services, are compatible with maintaining its independence.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2017.
AUDIT COMMITTEE
Diane C. Bridgewater, Chair
Johnny Danos
H. Lynn Horak
Larree M. Renda

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
Subject to shareholder ratification, the Audit Committee has appointed KPMG to audit the consolidated financial statements of the Company for the 2018 fiscal year. The Company has used KPMG (and its predecessor firms) as the Company's independent auditor since 1988. Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.
The Board of Directors recommends that shareholders vote FOR such ratification.
Representatives of KPMG will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s 2017 fiscal year consolidated financial statements.
Independent Auditor Fees
The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2017 and April 30, 2016 by the Company’s independent auditor, KPMG:

	2017	2016
Audit Fees(a)	$653,924	$557,000
Audit-Related(b)	15,500	15,500
Tax Fees(c)	39,075	261,110
All Other Fees (d)	1,500	1,500
	$709,999	$835,110

(a)
Audit fees primarily relate to (i) the audit of our consolidated financial statements for the indicated fiscal years, (ii) the audit of the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and (iii) the reviews of our unaudited consolidated condensed interim financial statements during the indicated fiscal years.

(b)	Fees for audits of employee benefit plans.

(c)	Fees for tax consulting.

(d)	Fees for subscription for online research services.
The chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG during the Company’s most recent year are compatible with maintaining the independence of the auditors.
Prior to the issuance of its audit report, KPMG communicated (i) its responsibility under existing auditing standards generally accepted in the United States of America, (ii) all critical accounting policies and practices used by the Company, and (iii) other significant written communication between KPMG and management of the Company.
Pre-Approval Procedures
Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the 2017 fiscal year were pre-approved by the Audit Committee or its chair pursuant to delegated authority.

PROPOSAL 3
ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION
As provided by the federal Dodd-Frank Act and recent SEC rules, we are asking our shareholders to approve an advisory, non-binding resolution concerning the compensation paid to the named executive officers described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement. This “say-on-pay” proposal is intended to provide shareholders with the opportunity to express their views on our compensation decisions and policies regarding our named executive officers.
As described in the CD&A, our executive compensation program is designed to closely align the interests of our named executive officers with the interests of shareholders, and to balance long-term performance with shorter-term goals. We also strive to ensure that all executives are motivated as a team to pursue strong Company performance across its different operations. The Compensation Committee believes its compensation decisions for the 2017 fiscal year appropriately compensates the executive officers for the Company’s performance and are closely aligned with the long-term interests of our shareholders.
In view of the foregoing, shareholders will be asked to vote on the following resolution:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement for the 2017 annual shareholders meeting, including the compensation discussion and analysis, the compensation tables, and the narrative executive compensation disclosures contained in the Proxy Statement.
Shareholders may vote FOR, AGAINST or ABSTAIN on this item. Because your vote is advisory, it will not be binding on the Company, and will not overrule any decision by the Board or require the Board to take any particular action. However, the Board values the views of shareholders on executive compensation matters, and will consider the outcome of this vote when considering future executive compensation arrangements for the named executive officers.
The Board recommends that shareholders vote FOR this advisory resolution on our named executive officer compensation.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES CONCERNING OUR NAMED EXECUTIVE OFFICER COMPENSATION

As described in Proposal 3 above, shareholders are being asked to cast an advisory vote on the Company's named executive officer compensation as described in this Proxy Statement (referred to as a "say-on-pay" vote). Under the federal Dodd-Frank Act and recent SEC rules, the Company also is required to ask shareholders to cast an advisory vote on how often the Company should include a say-on-pay proposal in its proxy materials for future shareholder meetings. Such a proposal is required to be presented to shareholders at least once every six years. In this proposal, we are asking our shareholders to vote how often (every 1, 2 or 3 years) we should provide shareholders with a say-on-pay vote in the future.

The proxy card provides shareholders with a choice on whether the say-on-pay vote will occur every 1, 2 or 3 years, or shareholders may abstain from voting on the matter. Although the vote is advisory and not binding on the Board, the Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of say-on-pay votes.

After careful consideration, the Board recommends that shareholders vote in favor of holding a say-on-pay vote every year. Our Compensation Committee makes annual decisions regarding important elements of our executive compensation program, and therefore believes that annual say-on-pay votes will better provide for a means of taking shareholder concerns into account as annual executive compensation decisions are made.
The Board recommends that shareholders vote for the option of "1 year" concerning the frequency of future advisory votes on our named executive officer compensation.

ANNUAL REPORTS
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders for the year ended April 30, 2017, are available at www.envisionreports.com/CASY. The Annual Report, including consolidated financial statements, does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2017, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-0845.
SUBMISSION OF SHAREHOLDER PROPOSALS
Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2018 must be received by the Company by April 6, 2018 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting, unless the date of the 2018 annual meeting is changed by more than 30 days from September 15, 2018, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2018 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.
Separate and apart from, and in addition to, the above SEC requirements governing notice of shareholder proposals to be included in the Company’s proxy statement are the Company’s advance notice requirements, as set forth in the Bylaws. Under the Bylaws, a shareholder may bring other business before the 2018 annual meeting of shareholders only by delivering written notice to the Corporate Secretary not earlier than May 18, 2018, and not later than June 17, 2018. However, if the date of the 2018 annual meeting is more than 30 days before September 15, 2018, or more than 60 days after September 15, 2018, written notice must be provided not less than 90 days nor more than 120 days prior to the date of the 2018 annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.
A shareholder proposing business to be conducted at an annual meeting or nominees for election to the Board of Directors at an annual meeting must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request addressed to Julia L. Jackowski, Senior Vice President—Corporate General Counsel and Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One SE Convenience Blvd., Ankeny, Iowa 50021-0845.

PROXY SOLICITATION
The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling, mailing and otherwise making available this Proxy Statement and any other material used in the Company’s solicitation of proxies. We have retained MacKenzie Partners Inc. to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $15,000, plus associated costs and expenses. Certain executive officers, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its website.
The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward a Notice of Internet Availability of Proxy Materials to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.
OTHER MATTERS
So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Julia L. Jackowski Senior Vice President—Corporate General Counsel and Secretary
August 4, 2017
YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY OR OTHERWISE VOTE YOUR PROXY CARD BY TELEPHONE OR THE INTERNET, AS DESCRIBED ABOVE.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 14, 2017.

Vote by Internet • Go to www.envisionreports.com/CASY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item 1, FOR Items 2 and 3 and 1 Year for Item 4.
1. To elect three Class I directors for terms ending in 2020:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert J. Myers	☐	☐	02 - Diane C. Bridgewater	☐	☐	03 - Larree M. Renda	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2018.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Year	3 Year	Abstain
4. To recommend, on an advisory basis, the frequency of future advisory votes concerning the compensation of our named executive officers.	☐	☐	☐	☐
5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /
01VNTA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
ONE SE CONVENIENCE BOULEVARD, ANKENY, IOWA 50021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 15, 2017.
The undersigned hereby appoints Robert J. Myers and Terry W. Handley as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 24, 2017 at the annual meeting of shareholders to be held on September 15, 2017, or at any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN ITEM 1, “FOR” ITEMS 2 AND 3, AND "1 YEAR" FOR ITEM 4.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
(Continued, and please sign on reverse side.)